As filed  with the Securities and Exchange Commission on September 27, 2000.
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933



                         COUSINS PROPERTIES INCORPORATED

             (Exact name of registrant as specified in its charter)

          Georgia                                               58-0869052
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            2500 Windy Ridge Parkway

                           Atlanta, Georgia 30339-5683

   (Address, including zip code, of registrant's principal executive offices)


                         COUSINS PROPERTIES INCORPORATED
                            1999 INCENTIVE STOCK PLAN
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               TOM G. CHARLESWORTH
              Senior Vice President, Secretary and General Counsel
                         Cousins Properties Incorporated
                            2500 Windy Ridge Parkway
                           Atlanta, Georgia 30339-5683
                                 (770) 955-2200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                              ALAN J. PRINCE, ESQ.
                                 King & Spalding
                              191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

                                                                Proposed Maximum  Proposed Maximum     Amount of
Title of Securities to be Registered              Amount to      Offering Price       Aggregate      Registration
                                                be Registered     Per Share(1)    Offering Price(1)       Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value $1.00 per share           1,604,202        $43.1875          $69,281,474       $18,291
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common
       Stock of Cousins Properties Incorporated (the "Company") on September 22,
       2000.

                                     PART I

         This Registration Statement on Form S-8 relates to an additional 1,604,202 shares of common stock, par value $1.00 (the Common Stock"), of Cousins Properties Incorporated (the "Company") to be issued to employees of the Company and certain subsidiaries and to directors of the Company and certain subsidiaries pursuant to the Cousins Properties Incorporated 1999 Incentive Stock Plan (the "1999 Incentive Plan") and the Cousins Properties Incorporated 1995 Stock Incentive Plan (the "1995 Plan"). As permitted by General Instruction E (Registration of Additional Securities) to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference
           -----------------------------------------------
         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         1. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999;

         2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999;

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No.1-11312) dated August 4, 1992, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         4. The Company's Registration Statement on Form S-8 (File No. 333-92089), filed with the Commission on December 3, 1999.

         5. The Company's Registration Statement on Form S-8 (File No. 33-56787), filed with the Commission on December 8, 1994.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------
         The following summary is qualified in its entirety by reference to the complete text of the statute and Articles of Incorporation referred to below.

Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850. Part definitions.

As used in this part, the term:

         (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

         (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (a) of Code Section 14-2-856 is not:

              (A)  A party to the proceeding; or

              (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

         (4)   "Expenses"  includes counsel fees.

         (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (6)   "Official capacity"  means:

              (A) When used with respect to a director, the office of director in a corporation; and

              (B)  When used with respect to an officer, as contemplated in Code
                   Section 14-2-857, the office in a corporation held by the officer.

     Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

         (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (8) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851. Authority to indemnify.

        (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

         (1)  Such individual conducted himself or herself in good faith; and

         (2)  Such individual reasonably believed:

              (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

              (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

              (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a) (2) (B) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:

         (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

         (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. Mandatory indemnification.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. Advance for expenses.

     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

         (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code
              Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

         (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     (c) Authorizations under this Code section shall be made:

         (1)  By the board of directors:

              (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

              (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

         (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. Court-ordered indemnification and advances for expenses.

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

         (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

         (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or
              (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855. Determination and authorization of indemnification.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

     (b) The determination shall be made:

         (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

         (2)  By special legal counsel:

                  (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

                  (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who wish do not qualify as disinterested directors may participate); or

         (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856. Shareholder approved indemnification.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

         (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

         (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

         (3)  For the types of liability set forth in Code Section 14-2-832; or

         (4) For any transaction from which he or she received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

         (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

         (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857. Indemnification of officers, employees, and agents.

     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

         (1)  To the same extent as a director; and

         (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

              (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

              (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

              (C)  The types of liability set forth in Code Section 14-2-832; or

              (D)  Receipt of an improper personal benefit.

     (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

     (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. Insurance.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. Application of part.

     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

     (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

Article Ten of the Company's Restated Certificate of Incorporation provides:

         No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involved intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended. Neither the amendment nor repeal of this Article 10 nor the adoption of any provision of these Restated and Amended Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment, repeal or adoption.

Article Six of the Company's Amended and Restated Bylaws provides:

         (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Corporation), by reason of the fact that he is or was a Director of the Corporation or who while a Director of the Corporation was serving at the Corporation's request as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, that a Director of the Corporation shall not be so indemnified for such judgments, fines, amounts paid in settlement or expenses incurred in any such proceeding in which the Director is adjudged liable to the Corporation: (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability for unlawful distributions and dividends as set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the Director derives an improper personal benefit. Expenses incurred by any Director indemnified hereunder in defending any such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of the written affirmation of such Director's good faith belief that he has met the standards of conduct required hereunder.

         (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the corporation), by reason of the fact that he is or was an officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted from time to time by, and in the manner provided from time to time by, the Georgia Business Corporation Code. Expenses incurred by any person who may be indemnified hereunder in defending any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         (c) Upon receipt of a claim for indemnification hereunder, the Corporation shall cause a determination to be made in accordance with applicable law and this Bylaw as to whether the claimant has met the applicable standard of conduct, and the Corporation shall pay the claim to the extent that the determination is favorable to the person making the claim. Each person who shall act as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI, and this Article VI constitutes a contract between the Corporation and each of the persons from time to time entitled to indemnification hereunder that may not be modified without the consent of such persons as to occurrences prior to notice to such persons of such modification.

Item 8.  Exhibits
         --------
                      Exhibit         Description
                      -------         -----------

                      5.1             Opinion of King & Spalding

                      23.1            Consent of Arthur Andersen LLP

                      23.2            Consent of Ernst & Young LLP

                      23.3            Consent of King & Spalding (included in
                                      Exhibit 5.1)

                      24.1 Power of Attorney (included on signature page)

                      99.1 Cousins Properties Incorporated 1999 Incentive Stock Plan (filed as Exhibit A to the Company's Proxy Statement dated March 29, 1999 and incorporated herein by reference thereto)

                      99.2 Cousins Properties Incorporated 1995 Stock Incentive Plan (filed as Exhibit A to the Company's Proxy Statement dated March 27, 1998 and incorporated herein by reference thereto)

Item 9.               Undertakings
                      ------------
                      (a)      The undersigned Registrant hereby undertakes:

                               (1)      To  file,  during  any  period  in which
                                        offers  or  sales  are  being  made,   a
                                        post-effective    amendment    to   this
                                        Registration Statement:

                                        (A)  To include  any  prospectus
                                             required by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                        (B)  To  reflect in the  prospectus  any
                                             facts or events  arising  after
                                             the  effective  date of the
                                             Registration Statement (or the most
                                             recent  post-effective  amendment
                                             thereof) which,  individually or
                                             in  the   aggregate,   represent a
                                             fundamental   change  in  the
                                             information set forth   in   the
                                             Registration    Statement.
                                             Notwithstanding  the foregoing,
                                             any increase or decrease in volume
                                             of  securities  offered (if the
                                             total  dollar  value of  securities
                                             offered  would  not  exceed  that
                                             which  was  registered)  and any
                                             deviation  from  the  low or  high
                                             end of  the  estimated  maximum
                                             offering  range may be reflected in
                                             the form of  prospectus  filed
                                             with the Commission  pursuant to
                                             Rule 424(b)  if, in the aggregate,
                                             the changes in volume and price
                                             represent  no more than 20% change
                                             in the maximum aggregate offering
                                             price  set  forth  in  the
                                             "Calculation of Registration  Fee"
                                             table  in  the   effective
                                             registration statement; and

                                        (C)  To    include    any    material
                                             information  with respect to the
                                             plan   of    distribution    not
                                             previously   disclosed   in  the
                                             Registration  Statement  or  any
                                             material    change    to    such
                                             information in the  Registration
                                             Statement;

                               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The  undersigned   Registrant  hereby  undertakes
                               that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar  as   indemnification   for   liabilities
                               arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to certain joint ventures, its opinion is based on the reports of other independent public accountants, namely, Ernst & Young LLP, as it relates to CSC Associates, L.P. The financial statements and supporting schedules referred to above have been included or incorporated by reference herein in reliance upon the authority of said firms as experts in giving said reports.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cobb County, State of Georgia on this 27th day of September, 2000.

                                       COUSINS PROPERTIES INCORPORATED



                                       By /s/ Tom G. Charlesworth
                                          --------------------------------------
                                          Tom G. Charlesworth
                                          Senior Vice President,
                                          Secretary and General Counsel


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. DuPree and Tom G. Charlesworth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 27th day of September, 2000.

Signature                                   Title
---------                                   -----

/s/ Thomas G. Cousins                       Chairman of the Board of Directors
---------------------------------           and Chief Executive Officer
Thomas G. Cousins                           (Principal Executive Officer)



/s/ Kelly H. Barrett                        Senior Vice President--Finance
--------------------------------            (Principal Accounting and
Kelly H. Barrett                            Financial Officer)













 Signature                                              Title
 ---------                                              -----

/s/ Thomas D. Bell, Jr.                                 Director
---------------------------------------
Thomas D. Bell, Jr.

/s/ Richard W. Courts, II                               Director
---------------------------------------
Richard W. Courts, II


/s/ Lillian C. Giornelli                                Director
---------------------------------------
Lillian C. Giornelli

/s/ Terence C. Golden                                   Director
---------------------------------------
Terence C. Golden

/s/ Boone A. Knox                                       Director
---------------------------------------
Boone A. Knox

/s/ William Porter Payne                                Director
---------------------------------------
William Porter Payne

/s/ Richard E. Salomon                                  Director
---------------------------------------
Richard E. Salomon

                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------

5.1               Opinion of King & Spalding

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Ernst & Young LLP

23.3              Consent of King & Spalding (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)

99.1 Cousins Properties Incorporated 1999 Incentive Stock Plan (filed as Exhibit A to the Company's Proxy Statement dated March 22, 1999 and incorporated herein by reference thereto)

99.2 Cousins Properties Incorporated 1995 Stock Incentive Plan (filed as Exhibit A to the Company's Proxy Statement dated March 27, 1998 and incorporated herein by reference thereto)

                                   EXHIBIT 5.1

                           Opinion of King & Spalding



                                 King & Spalding

404/572-4600                                                       404/572-5100



                               September 27, 2000

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, GA  30339-5683

         Re:  Cousins Properties Incorporated -- Form S-8 Registration Statement
              ------------------------------------------------------------------
Ladies and Gentlemen:

         We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to 1,604,202 shares of the Company's common stock, par value $1.00 per share,
(i) to be issued pursuant to, or issued upon the exercise of options granted pursuant to, the Cousins Properties Incorporated 1999 Incentive Stock Plan (the "1999 Plan") and (ii) to be issued upon the exercise of options granted pursuant to the Cousins Properties Incorporated 1995 Stock Incentive Plan, as amended ("the 1995 Plan" and, with the 1999 Plan, the "Plans") (all such shares and options are referred to herein as the "Shares" and "Options," respectively).

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of this opinion, we have assumed the following: (i) the Shares that may be issued pursuant to the 1999 Plan or upon exercise of the Options granted pursuant to the Plans will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         a.       The Shares are duly authorized; and

         b. When the Shares are issued pursuant to the Plans or upon exercise of the Options granted pursuant to the Plans against payment therefor, as the case may be, as provided in the Plans, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Cousins Properties Incorporated in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ King & Spalding

                                                    King & Spalding

                                  EXHIBIT 23.1





                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 8, 2000 included and incorporated by reference in Cousins Properties Incorporated's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                                               ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 25, 2000

                                  EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) relating to 1,604,202 shares of common stock of Cousins Properties Incorporated pertaining to the Cousins Properties Incorporated 1999 Incentive Stock Plan and the Cousins Properties Incorporated 1995 Stock Incentive Plan and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the financial statements and schedule of CSC Associates, L.P., included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Atlanta, Georgia
September 25, 2000